BNY Financial Corporation
                           1290 Avenue of the Americas
                               New York, NY 10104


May 21, 1999

Signal Apparel Company, Inc.
The Shirt Shed, Inc.
P.O. Box 4296
200-A Manufacturers Road
Chattanooga, TN 37405

     RE: Waiver

Gentlemen:

     Reference is made to the (i) Amended and Restated Factoring Agreement dated March __, 1999 (the "Signal Factoring Agreement") by and between Signal Apparel Company, Inc. ("Signal"), The Shirt Shed, Inc. ("Shirt"), Big Ball Sports, Inc. ("Big Ball") and BNY Financial Corporation ("BNYFC"), as heretofore amended and as amended from time to time hereafter, the "Factoring Agreement") and ("Big Ball"; together with Signal and Shirt, shall hereinafter be collectively referred to as the "Clients"; and (ii) the Guaranty dated March ___, 1999 (as heretofore amended as amended from time to time hereafter, the "Guaranty") by an affiliate of the Client's in favor of BNYFC. All initially capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Factoring Agreement.

     1. The Clients have advised BNYFC that, for the fiscal period commencing January 1, 1999 and ending April 2, 1999 that: (a) their Cumulative Pre-Tax Operating Earnings is less than ($1,000,000), the minimum Cumulative Pre-Tax Operating Earnings permitted for the fiscal period commencing January 1, 1999 and ending on April 2, 1999 under Paragraph __ of the Factoring Agreement. (b) their Tangible Net Worth on a combined basis is less than (i) ($65,000,000) plus
(ii) ___ of additional equity as required by Paragraph __ of the Factoring Agreement, (c) the Working Capital is less than (i) ___ plus (ii) __% of the aggregate of any capital contributions as required by Paragraph ___ of the Factoring Agreement and (d) The Current Ratio (as adjusted for the Restructuring Reserve) is less than 0.7 :1.0 as required by Paragraph ___ of the Factoring Agreement (collectively, the foregoing Events of Termination shall be referred to as the "Subject Termination Event"). As a result of such Subject Termination Event, BNYFC is entitled, as of the date hereof, to terminate the Factoring
Agreements and to exercise its rights and remedies under the Factoring Agreements, applicable law or otherwise to realize upon its collateral and to collect the Obligations. The Clients have requested BNYFC to waive the Subject Termination Event only for the specific period stated above, and BNYFC hereby agrees to do so.

     2. The Clients hereby acknowledge, confirm and agree that the waiver by BNYFC of the Subject Termination Event is solely for the benefit of the Clients under the Factoring Agreements, that for the purposes of the Guaranty, BNYFC shall be deemed not to have waived the Subject Event of Termination.

     3. Except as specifically set forth herein, no other changes, modifications or waivers to the Factoring Agreements are intended or implied, and, in all other respects, the Factoring Agreements shall continue to remain in full force and effect in accordance with its terms as of the date hereof. Excepts as specifically set forth herein, nothing contained herein shall evidence a waiver or amendment by BNYFC of any other provision of the Factoring Agreements nor shall anything contained herein be construed as a consent by BNYFC to any transaction other than those specifically consented to herein. The waivers made hereinabove are only made for the specific periods stated in Paragraph 1 hereof and for no other period.

     4. The terms and provisions of this agreement shall be for the benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this agreement.

     4. The waivers provided above shall be effective retroactively as of April 2, 1999.

     6. This agreement may be signed in counterparts, each of which shall be an original and all of which taken together constitute one amendment. In making proof of this agreement, it shall not be necessary to produce or account for more than one counterpart signed by the party to be charged.

     7. This agreement sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein. This agreement cannot be changed, modified, amended or terminated except in writing executed by the part to be charged.

                                                Very truly yours,

                                                BNY FINANCIAL CORPORATION


                                                By:
                                                        ------------------------
                                                        Wayne Miller
                                                        Vice President

ACKNOWLEDGED AND AGREED:

SIGNAL APPAREL COMPANY, INC.



---------------------------------
By:      Howard Weinberg
Title:   Chief Financial Officer

THE SHIRT SHED, INC.



---------------------------------
By:      Howard Weinberg
Title:   Chief Financial Officer

BIG BALL SPORTS, INC.



---------------------------------
By:      Howard Weinberg
Title:   Chief Financial Officer